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WELLMAN, INC.

595 Shrewsbury Avenue
Shrewsbury, New Jersey 07702

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, August 5, 2003
Oyster Point Hotel, 146 Bodman Place, Red Bank, New Jersey
9:00 AM, Eastern Daylight Time

To the Stockholders of

Wellman, Inc.

You are cordially invited to attend the 2003 Annual Meeting of the Stockholders of Wellman, Inc. to:

•	Elect directors.

•	Ratify selection by the Finance and Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors to examine the financial statements of Wellman, Inc. for the fiscal year 2003.

•	Conduct other business properly brought before the meeting.

Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely yours,

DAVID K. DUFFELL
Secretary

July 8, 2003

PROXY STATEMENT
VOTING PROCEDURES
CORPORATE GOVERNANCE
ELECTION OF DIRECTORS Item 1 On Proxy Card
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS Item 2 On Proxy Card
FINANCE AND AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
OTHER MATTERS

WELLMAN, INC.

595 Shrewsbury Avenue
Shrewsbury, New Jersey 07702

PROXY STATEMENT

This Proxy Statement and an accompanying proxy card are being mailed, beginning July 8, 2003, to owners of shares of Wellman, Inc. Common Stock and Preferred Stock in connection with the solicitation of proxies by the Board of Directors for the 2003 Annual Meeting of Stockholders. This proxy procedure is necessary to permit all Wellman, Inc. stockholders, many of whom live throughout the United States and are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

VOTING PROCEDURES

Your vote is very important. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. You may revoke this proxy at any time before it is voted by written notice to the Chairman of Wellman, by submission of a proxy bearing a later date, or by casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided. If your proxy is properly executed but no directions are given, your shares will be voted as recommended by the Board of Directors.

Who can vote? Holders of Common Stock and Preferred Stock as of the close of business on July 1, 2003 are entitled to vote. On that day, approximately 31,884,347 shares of Common Stock and 11,202,143 shares of Preferred Stock were outstanding and eligible to vote. Each share of Common Stock is entitled to one vote on the election of eight of the ten nominees for director and on each other matter presented at the Annual Meeting. The holder of the Preferred Stock is entitled to one vote on the election of two of the ten nominees for director and is entitled to vote with the Common Stock on an as-converted basis on each other matter presented at the Annual Meeting. All the Preferred Stock was issued on June 27, 2003, and is held by Warburg Pincus Private Equity VIII, L.P.

The nominees for director that each class of stock is entitled to vote on are set forth below:

Common Stock	Preferred Stock

Thomas M. Duff	David A. Barr
James B. Baker	Oliver M. Goldstein
Clifford J. Christenson
Richard F. Heitmiller
Gerard J. Kerins
James E. Rogers
Marvin O. Schlanger
Roger A. Vandenberg

How do I vote? Whether you plan to attend the Annual Meeting and vote in person or not, we urge you to complete, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

How are votes counted? The Annual Meeting will be held if a quorum is present at it in person or by proxy. A quorum is a majority of the issued and outstanding Common Stock and Preferred Stock. In addition, for a quorum to be present for the election of the directors to be voted on by the Common Stock, at least a majority of the issued and outstanding shares of Common Stock must be present, and for a quorum to be present for the election of the directors to be voted on by the Preferred Stock, at least one-third of the issued and outstanding shares of Preferred Stock must be present. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. If your shares are held in your broker’s name, your broker may vote those shares only on matters deemed routine by the New York Stock Exchange without receiving instructions from you. The election of Directors and ratification of the selection of independent auditors are considered routine. As a result, broker non-votes will have no effect on the outcome of these two proposals.

Who is the proxy solicitor? Georgeson Shareholder Communications Inc. and Wachovia Bank have been retained by Wellman to assist in the distribution of proxy materials by mail and tabulation of votes for a nominal fee plus reimbursement of out-of-pocket expenses.

Which stockholders own at least 5% of Wellman? The following table shows, as of December 31, 2002, all persons we know to be “beneficial owners” of more than 5% of Wellman’s Common Stock. This information is based on reports on Schedule 13G filed with the Securities and Exchange Commission (“SEC”) by the firms listed in the table below. If you wish, you may obtain copies of these reports from the SEC. The following table does not include 11,202,143 shares of preferred stock owned by Warburg Pincus Private Equity VIII, L.P., which was issued on June 27, 2003.

Name and Address	Number of Shares(1)	Percent

Wellington Management Company, LLP	2,855,700(2)	8.96%
75 State Street
Boston, MA 02109
Dimensional Fund Advisors Inc.	2,498,100(3)	7.84%
1299 Ocean Avenue
Santa Monica, CA 90401

(1)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, a person “beneficially” owns our Common Stock not only if he holds it directly, but also if he indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) has or shares the power to vote the stock, or to sell it, or has the right to acquire it within 60 days.

(2)	Wellington Management Company, LLP, an investment advisor registered under the Investment Advisors Act of 1940, has shared voting power over 1,389,500 shares and shared investment power over 2,855,700 shares.

(3)	Dimensional Fund Advisors Inc., an investment advisor registered under the Investment Advisors Act of 1940, has sole voting and investment power over the shares listed in its role as investment advisor or manager of various investment companies, commingled group trusts and separate accounts. Dimensional Fund Advisors, Inc. disclaims beneficial ownership of these securities.

How Much Stock is Owned by Directors and Executive Officers?

The following table shows, as of March 31, 2003, our Common Stock owned beneficially by our directors and executive officers. Unless indicated otherwise, all persons have sole voting and investment power over the shares listed. Only Messrs. Duff and Christenson beneficially own more than one percent of Wellman’s outstanding shares of common stock.

	Amount	Percentage of
	Beneficially	Common
Name	Owned (1)	Stock

Thomas M. Duff	857,133	2.69%
James B. Baker (2)	42,505	—
David A. Barr (3)	—	—
Clifford J. Christenson	403,684	1.27%
Oliver M. Goldstein	—	—
Richard F. Heitmiller	26,748	—
Gerard J. Kerins	10,251	—
James E. Rogers	29,932	—
Marvin O. Schlanger	12,923	—
Roger A. Vandenberg	52,567	—
John R. Hobson	199,983	—
Keith R. Phillips	205,651	—
Joseph C. Tucker	173,669	—
Ernest Taylor	134,716	—
Mark J. Rosenblum	126,991	—
Michael Dewsbury	125,067	—
Audrey L. Goodman (4)	31,839	—
All Directors and Executive Officers as a Group (17 persons)	2,433,659	7.6%

(1)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, a person “beneficially” owns our Common Stock not only if he holds it directly, but also if he indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) has or shares the power to vote the stock, or to sell it, or has the right to acquire it within 60 days.

The number of shares shown for each non-employee director includes the following shares that may be acquired upon exercise of stock options that were exercisable as of March 31, 2003 or that will become exercisable within 60 days of that date: Mr. Baker, 8,000; Mr. Barr, 0; Mr. Goldstein, 0; Mr. Heitmiller, 10,000; Mr. Kerins, 3,000; Mr. Rogers, 9,000; Mr. Schlanger, 4,000; and Mr. Vandenberg, 10,000.

The number of shares shown for each non-employee director also includes the following restricted shares that were awarded under the Deferred Compensation and Restricted Stock Plan: Mr. Baker, 31,229; Mr. Barr, 0; Mr. Goldstein, 0; Mr. Heitmiller, 12,414; Mr. Kerins, 4,251; Mr. Rogers, 15,932; Mr. Schlanger, 5,423; and Mr. Vandenberg, 38,591.

The number of shares shown for each executive officer includes the following shares that may be acquired upon exercise of stock options that were exercisable as of March 31, 2003 or that will become exercisable within 60 days of that date: Mr. Duff, 397,080; Mr. Christenson, 303,280; Mr. Hobson, 171,320; Mr. Phillips, 168,280; Dr. Tucker, 137,520; Mr. Taylor, 113,080; Mr. Rosenblum, 108,200; Mr. Dewsbury, 95,000; and Ms. Goodman, 28,600.

The number of shares shown for each executive officer also includes the following restricted shares that were acquired under the Deferred Compensation and Restricted Stock Plan: Mr. Duff, 41,348; Mr. Christenson, 38,566; Mr. Hobson, 11,597; Mr. Phillips, 23,936; Dr. Tucker, 19,213; Mr. Taylor, 4,411; Mr. Rosenblum, 12,109; Mr. Dewsbury, 3,635; and Ms. Goodman, 0.

The number of shares shown for each executive officer also includes the number of shares of our Common Stock beneficially owned indirectly as of March 31, 2003 by such officer in our Employee Stock Ownership Plan and Retirement Plan, respectively: Mr. Duff, 4,837 and 34,868; Mr. Christenson, 4,736 and 57,102; Mr. Hobson, 5,300 and 11,766; Mr. Phillips, 4,011 and 9,424; Dr. Tucker, 4,990 and 11,055; Mr. Taylor, 4,879 and 7,501; Mr. Rosenblum, 4,976 and 194; Mr. Dewsbury, 4,431 and 17,701; and Ms. Goodman, 2,989 and 0.

(2)	Of the shares listed for Mr. Baker, 200 are owned by his wife.

(3)	Became a Director on June 26, 2003.

(4)	Of the shares listed for Ms. Goodman, 250 are owned by her husband.

CORPORATE GOVERNANCE

In accordance with Delaware General Corporation Law and the Wellman Certificate of Incorporation and Bylaws, Wellman’s business, property and affairs are managed under the direction of the Board of Directors. Although Directors are not involved in the day-to-day operating details, they are kept informed of Wellman’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the Chief Executive Officer and other officers of the Company at meetings of the Board of Directors and committees of the Board.

Meeting of the Board. The Board of Directors held 14 meetings in 2002. Each of the incumbent Directors attended at least 75% of the Board and committee meetings to which the Director was assigned.

Committees of the Board. The Board of Directors has established three standing committees. Directors’ committee memberships are included in their biographical information beginning on page 8.

Finance and Audit Committee — monitors the auditing, accounting, methods of financing and financial reporting of the Company. The committee makes recommendations to the Board concerning the accounting firm to be employed as the independent auditors and consults with these auditors with regard to the adequacy of internal controls, the scope and results of their audits and Wellman’s financial statements. The committee met nine times in 2002.

Compensation Committee — responsible for overseeing Wellman’s compensation programs, including recommending compensation for senior management and the granting of stock options. The committee met three times in 2002.

Corporate Governance Committee — responsible for reviewing the composition, size and organization of the Board and its committees, and for reviewing and making recommendations with regard to director compensation. This committee is also charged with the responsibility of responding to major shareholder issues, assessing Board performance and reviewing candidate qualifications for Board membership and recommending director nominations. The committee met three times in 2002.

Director compensation. — In 2002, each non-employee director received fees of $35,000 per year, split equally between cash and restricted stock, plus $1,500 for each board or committee meeting attended in person and $750 for each telephonic meeting attended. Each chairperson of the Board committees also received an annual fee of $4,000.

Upon joining the board each director receives 2,000 shares of restricted common stock of Wellman, which vest over three years. Each year, each non-employee director also receives options to acquire 1,000 shares of Wellman’s common stock.

Employee directors receive no compensation for their Board service.

ELECTION OF DIRECTORS

Item 1 On Proxy Card

Under the terms of the Bylaws, the Wellman Board consists of ten members. The ten nominees named on the following pages were nominated by the Board to serve as directors for a one-year term. The holder of the Preferred Stock has the right to designate two persons for the Board to nominate, and Messrs. Barr and Goldstein were its designees. Each nominee has consented to stand for election, and the Board does not anticipate that any nominee will be unavailable to serve. In the event that one or more of the nominees is unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for the remaining nominees and any substitute nominee(s) of the Board (which, if Mr. Barr or Mr. Goldstein is unable to serve, will be designated by the holder of the Preferred Stock). If no substitute nominee(s) are elected, the size of the Board will be reduced.

The holders of the Common Stock are entitled to elect eight of the ten directors, and the holder of the Preferred Stock is entitled to elect two of the ten directors. The nominees for director that each class of our stock are entitled to vote on are set forth below:

Common Stock	Preferred Stock

Thomas M. Duff	David A. Barr
James B. Baker	Oliver M. Goldstein
Clifford J. Christenson
Richard F. Heitmiller
Gerard J. Kerins
James E. Rogers
Marvin O. Schlanger
Roger A. Vandenberg

The election of Messrs. Duff, Baker, Christenson, Heitmiller, Kerins, Rogers, Schlanger and Vandenberg will be determined by a plurality of the votes cast by the holders of the Common Stock. The election of Messrs. Barr and Goldstein will be determined by a plurality of the votes cast by the holders of the Preferred Stock.

The following biographies provide a brief description of each nominee’s principal occupation and business experience, age (as of March 31, 2003), directorships held in other public corporations and Board committee memberships.

The Board of Directors recommends that you vote FOR each of the listed nominees.

	Principal Occupation During	Director
Name and Age	The Past Five Years	Since

Thomas M. Duff, 55	Chairman since 1999 and Chief Executive Officer and director of Wellman since its inception in 1985. President from 1985 to 1999.	August 1985

	Principal Occupation During	Director
Name and Age	The Past Five Years	Since

James B. Baker, 57	Managing Partner of River Associates Investments, LLC (private equity investment fund) since 2001 and partner of River Associates Investments, LLC from 1993 to 2001. Prior to 1993, President and Chief Operating Officer (1991-1992) and Senior Vice President (1987-1991) of CONSTAR International, Inc. (plastic container manufacturer). Chairman of the Finance and Audit Committee and member of the Governance Committee.	August 1994
David A. Barr, 39	Member and managing director of Warburg Pincus LLC (private equity investment firm) and a general partner of Warburg Pincus & Co. since January 2001. Before joining Warburg Pincus, Mr. Barr was a managing director at Butler Capital where he focused on industrial leveraged buyout transactions for more than ten years. Mr. Barr is a director of Eagle Family Foods, Inc.
Clifford J. Christenson, 53	President of Wellman since 1999, Executive Vice President of Wellman from 1993 to 1999 and Chief Operating Officer since 1995.	November 1995
Oliver M. Goldstein, 31	Vice President, Warburg Pincus LLC, a private equity investment firm, since January 2001. Associate of Warburg Pincus LLC from July 1999 to December 2000. Prior to 1999, Mr. Goldstein served in various capacities at Fenway Partners, Inc. and Goldman, Sachs and Co.
Richard F. Heitmiller, 74	President of Richard F. Heitmiller, Inc. (consulting firm) since 1982. Chairman of the Board of Radici Spandex from 2001 to March 31, 2002. Vice Chairman, Chief Executive Officer and President of Globe Manufacturing from 1998 to 2001. From 1971 until 1982, various executive positions with Arthur D. Little, Inc. (management consultants) and Vice President of its Decision Resources subsidiary. Chairman of the Governance Committee and member of the Finance and Audit Committee.	November 1988
Gerard J. Kerins, 55	Vice-Chairman of ICG Commerce, Inc., a procurement services provider, since July 2002. Chairman of the Board, Insulair, Inc. (producer of paper packaging) since March 2000. President, CEO and director of Continental PET Technologies, Inc. (producer of PET containers from 1983 to 1998. Member of the Compensation Committee.	August 1999

	Principal Occupation During	Director
Name and Age	The Past Five Years	Since

James E. Rogers, 57	President of SCI Investors, Inc. (investment company) since 1993. From 1991 until 1993, President and Chief Executive Officer of Specialty Coatings International, Inc. (a manufacturer). Prior to 1991, Senior Vice President and Group Executive of James River Corporation (a paper manufacturer). Mr. Rogers is also a director and member of the Compensation Committee of Owens & Minor, Inc. (a medical and surgical supplies distributor), a director and member of the Compensation Committee and Audit Committee of Chesapeake Corp. (a packaging manufacturer), a director and member of the Compensation and Audit Committees of Cadmus Communications Corporation (an integrated graphic communications provider), and a director and member of the Compensation Committee and Audit Committee of Caraustar Industries (a packaging manufacturer). Member of the Finance and Audit Committee and the Compensation Committee.	September 1993
Marvin O. Schlanger, 54	Principal of Cherry Hill Chemical Investments, LLC (a chemical and allied industries management services firm) since 1998. Chairman and CEO of Resolution Performance Products, Inc. (a specialty chemicals company) since 2000. President and Chief Executive Officer of ARCO Chemical Company in 1998; Executive Vice President and Chief Operating Officer of ARCO Chemical Company from 1994 to 1998; prior to 1994, Chief Financial Officer and director. Also a director, chairman of the Finance and Planning Committee and member of the Audit Committee of UGI Corporation (utility holding company). Chairman of the Compensation Committee and member of the Governance Committee.	January 1999
Roger A. Vandenberg, 55	President of Cariad Capital, Inc. (investment advisor) since its inception in 1992. Mr. Vandenberg is also a director, member of the Compensation Committee and chairman of the Audit Committee of Monaco Coach Corporation (a manufacturer of motor homes). Member of the Finance and Audit Committee.	August 1985

RATIFICATION OF SELECTION OF

INDEPENDENT AUDITORS
Item 2 On Proxy Card

Subject to stockholder ratification, the Finance and Audit Committee has reappointed the firm of Ernst & Young LLP as independent auditors to examine the financial statements of Wellman for the fiscal year 2003. Ratification requires the affirmative vote of a majority of shares of Common Stock and Preferred Stock, on an as-converted basis, present and voting at the Annual Meeting, in person or by proxy. If this appointment is not ratified by stockholders, the Finance and Audit Committee may reconsider its recommendation.

One or more representatives of Ernst & Young LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Finance and Audit Committee recommends that you vote FOR ratification.

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Wellman’s annual financial statements and for the reviews of the financial statements included in Wellman’s Quarterly Reports on Form 10-Q were approximately $645,700 and $545,000 for the years ended December 31, 2002 and 2001, respectively.

Audit-Related Fees

The aggregate fees billed by Ernst and Young LLP for audit-related services, which principally include audits of employee benefit plans and accounting consultations, were approximately $182,600 and $120,000 in 2002 and 2001, respectively.

Tax Fees

The aggregate fees billed by Ernst and Young LLP for tax services, including tax compliance, tax advice, and tax planning, were approximately $366,300 and $200,000 in 2002 and 2001, respectively.

All Other Fees

Ernst & Young LLP did not render any services to Wellman in 2002 and 2001 which would be included in this category.

FINANCE AND AUDIT COMMITTEE REPORT

The Finance and Audit Committee operates under a written charter that was last amended and restated in 2001. As set forth in the charter, the role of the Committee is to assist the Board of Directors in its oversight of Wellman’s financial reporting process. In the Board of Director’s judgment, all of the members of the Committee are “independent” as required by the listing standards of the New York Stock Exchange.

Management is responsible for the preparation, presentation and integrity of Wellman’s financial statements, its accounting and financial reporting principles, and the internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of its members in business, financial and accounting matters.

In the performance of its oversight function, the Committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2002 with management and the independent auditors;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

•	Received from the independent auditors written affirmation of their independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.

FINANCE AND AUDIT COMMITTEE

James B. Baker (Chairman)

Richard F. Heitmiller
Gerard J. Kerins
Marvin O. Schlanger
James E. Rogers
Roger A. Vandenberg

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) is composed entirely of non-employee directors. The Committee has responsibility for administering the annual Management Incentive Compensation Plan, the stock option plans and the Deferred Compensation and Restricted Stock Plan. The Committee is also responsible for making compensation recommendations to the Board with respect to the five executive officers whose fiscal 2002 compensation is disclosed on the Summary Compensation Table on page 15 of this proxy statement. In this capacity, the Committee determines the salary, management incentive plan awards and stock option grants for those executive officers, following administrative policies and practices that it establishes from time to time in accordance with the terms and provisions of the plans. This Committee Report describes the executive compensation program strategy, the components of the compensation program, and the manner in which 2002 compensation determinations were made by the Committee with respect to the Chairman and Chief Executive Officer, Thomas M. Duff, whose compensation is determined by the Committee meeting in executive session without Mr. Duff or other members of management being present. Similar determinations were made by the Committee with respect to the other four executive officers, after taking into consideration the recommendations submitted by Mr. Duff.

Stock Ownership Policy. In February 1998 the Board of Directors, at the recommendation of the Compensation Committee, adopted a Statement of Policy which requires directors and executive officers to beneficially own targeted levels of Wellman Common Stock based on their compensation levels. The Board believes that increasing management’s ownership of the Common Stock will more closely align the interests of management and the stockholders and will motivate management to manage Wellman for long-term growth and profitability. In order to implement the Statement of Policy, Wellman adopted the Deferred Compensation and Restricted Stock Plan. Under this Plan, executives are required to defer any amounts payable under the Management Incentive Compensation Plan over their target percentage and may elect to defer up to 50% of any other cash compensation payable to them. Restricted stock awards are granted for such deferred compensation. The number of shares of restricted stock issued is equal to the cash value of the compensation earned divided by 85% of the average of the highest and lowest sales prices of Wellman Common Stock reported on the New York Stock Exchange for a specified 31 day period at the end of the quarter.

Compensation Strategy. The Committee endeavors to maintain an officer compensation program which is competitive with the practices of public corporations of similar revenue size. The structure for the compensation of the executive officers consists of three primary components: base salary, the Management Incentive Plan and stock options. The Committee believes a substantial component of executive officer total compensation should be based on Wellman’s financial performance. The Management Incentive Plan compensates executive officers commensurate with Wellman’s financial performance and other strategic goals, and annual stock option grants ensure that longer-term incentive compensation is directly related to increases in the market value of Wellman’s Common Stock.

The remainder of this Committee Report describes the components of Wellman’s officer compensation program and the manner in which these were administered in 2002.

Base Salary. Base salary forms the foundation of the officer compensation program. The Committee has periodically engaged compensation consultants to survey market practices to ensure executive officer salaries remain competitive in a manner which properly reflects the performance of the incumbent officers. Such surveys have considered the practices of some, but by no means all, of the companies included in the peer groups shown on the Stock Performance Graph.

Mr. Duff’s 2002 annual salary shown in the Summary Compensation Table falls within the second quartile of competitive practice for corporations with revenues of comparable size. The second quartile is defined as above the 25(th) percentile and below the 50(th) percentile. The average 2002 salaries of the other executive officers approximated the second quartile of competitive practice for their peers in corporations with revenues of comparable size.

Management Incentive Plan. Under the Management Incentive Plan (“MIP”), annual bonuses earned by the executive officers and other plan participants are directly related to achieving targets established for corporate and/or operating unit profit and achieving individual strategic expectations established early in the year. The Committee establishes for each participant in the MIP a maximum targeted award based on a percentage of base salary and the portion of that target award which is to be based upon achieving strategic goals.

Mr. Duff’s target MIP award for 2002 was 65% of base salary; 30% of the target award was based upon achieving strategic expectations and 70% was based upon achieving financial objectives. The target awards for the other executive officers ranged from 25% to 65% of base salary; 35% to 50% of the target awards were based upon achieving strategic expectations and 50% to 65% was based upon achieving financial objectives.

Based on his performance in 2002, the Committee recommended the payment of an annual bonus of $369,000 to our CEO (which constitutes 51% of his base salary).

Stock Options. Annual stock option grants represent the third component of Wellman’s executive compensation program. All stock options are granted with exercise prices equal to the average of fair market value of the stock on the 20 days preceding the date of grant so that optionees share in the future growth in market value of Wellman’s Common Stock. To ensure stock options provide a longer-term stockholder value-based incentive, 20% of the options granted in a year become exercisable (i.e., the optionee can purchase the option shares) on the first through fifth anniversaries of the grant date, provided the optionee remains an employee.

The Chief Executive Officer submits proposed stock option grants for the executive officers (other than himself) to the Committee for approval. In making the final determination of option grants, the Committee considers the individual executive’s scope of responsibility, individual performance, the levels of profits and return on assets of the corporation and of its operating divisions (with no specific target levels being established), competitive levels of option grants, and the aggregate number of options awarded to the executive to date. The Committee, in its discretion, assigns relative weights to these factors as it deems appropriate.

The Option Grants Table on page 16 shows the terms and size of 2002 option grants made to the executive officers named in the Summary Compensation Table below.

The values shown under the “Grant Date Value” column of this table represent an estimate of the potential value of these grants. These projections should not be construed as a forecast of future stock price or the compensation that will be realized from the actual exercise of these options. Unless the future price of Wellman’s stock is higher than $15.24 per share, the exercise price of the 2002 options, these options will have no value.

The Committee believes that the compensation paid by the Corporation to the executive officers will be fully deductible.

This report has been provided by the Compensation Committee.

Marvin O. Schlanger (Chairman)

Gerard Kerins
James E. Rogers
Roger A. Vandenberg

Compensation Tables

The following table summarizes the compensation for the years ended December 31, 2002, 2001 and 2000 of Wellman’s chief executive officer and the four other most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards

						Securities
				Other	Restricted	Underlying
				Annual	Stock	Options	All Other
Name and Principal Position	Year	Salary(1)	Bonus(1)	Compensation(2)	Awards(1)(3)	(4)	Compensation(5)

Thomas M. Duff	2002	$720,000	$369,000	$72,857	$0	0	$136,807
Chairman, CEO	2001	$720,000	$200,043	$73,734	$0	86,000	$171,379
	2000	$720,000	$154,160	$73,734	$0	85,000	$170,701
Clifford J. Christenson	2002	$435,000	$243,000	$42,991	$0	40,000	$78,866
President, COO	2001	$431,250	$149,702	$42,635	$15,095	76,000	$102,137
	2000	$413,125	$83,179	$41,402	$11,030	75,000	$101,318
John R. Hobson	2002	$275,000	$141,000	$27,600	$640	20,000	$53,772
Vice President	2001	$273,750	$51,762	$27,600	$2,442	40,000	$66,761
Fibers and Recycled	2000	$270,000	$82,251	$27,600	$6,658	35,000	$65,856
Products Group
Keith R. Phillips	2002	$265,000	$167,000	$25,833	$6,306	25,000	$50,731
Vice President	2001	$261,250	$107,658	$25,476	$12,971	40,000	$55,859
Chief Financial	2000	$244,375	$76,082	$23,915	$11,101	35,000	$54,881
Officer and Treasurer
Joseph C. Tucker	2002	$237,000	$102,000	$24,385	$4,207	20,000	$46,033
Vice President	2001	$234,500	$75,676	$24,158	$7,094	35,000	$51,246
Corporate Development	2000	$224,625	$73,627	$23,474	$7,399	30,000	$50,320

(1)	Under the Deferred Compensation and Restricted Stock Plan, employees may elect to defer specified amounts of salary, bonus and other cash compensation. Restricted stock awards are granted for such deferred amounts for 2002. The amounts of salary and bonus set forth include the following deferred amounts: Mr. Duff, $0 and $0; Mr. Christenson, $0 and $0; Mr. Hobson, $0 and $3,500; Mr. Phillips, $0 and $34,500; and Mr. Tucker, $11,000 and $10,000. The shares of restricted stock issued in connection with these deferred amounts are reflected in the Restricted Stock Awards column above.

(2)	Includes Wellman’s contributions to life insurance premiums or payments in lieu thereof (Mr. Duff, $72,857; Mr. Christenson, $42,991; Mr. Hobson, $27,600; Mr. Phillips, $25,833; and Mr. Tucker, $24,385 in 2002).

(3)	These amounts are the dollar values of restricted stock awards granted under the Deferred Compensation and Restricted Stock Plan. Each value is determined by multiplying the number of shares in each award by the closing market price of Wellman Common Stock on the date of grant and subtracting the consideration paid by the Named Executive Officer. Holders of restricted stock receive the same cash dividends as other stockholders owning Wellman Common Stock.

(4)	None of the options granted were options with tandem SARs and no free-standing SARs were granted.

(5)	Consists of Wellman’s contributions to employee retirement (Mr. Duff, $19,870; Mr. Christenson, $19,703; Mr. Hobson, $19,501; Mr. Phillips, $19,402; and Mr. Tucker, $19,444 in 2002), supplemental retirement (Mr. Duff, $113,762; Mr. Christenson, $56,110; Mr. Hobson, $30,790; Mr.

Phillips, $27,764; and Mr. Tucker, $23,117 in 2002), and savings plans (Mr. Duff, $3,175; Mr. Christenson, $3,052; Mr. Hobson, $3,481; Mr. Phillips, $3,565; and Mr. Tucker, $3,473 in 2002).

The aggregate number of all restricted stock and net value at December 31, 2002 (determined by taking the number of shares issued at December 31, 2002 multiplied by the closing market price on December 31, 2002, net of any consideration paid) are shown below. The aggregate amount paid for these shares was $1,778,026. Amounts shown do not include the restricted shares issued in connection with the bonuses for 2002 since such bonuses were not paid until March 2003.

	Aggregate
	Restricted
	Shares	Net Value

Mr. Duff	41,348	$0
Mr. Christenson	38,566	$0
Mr. Hobson	11,597	$0
Mr. Phillips	23,936	$0
Mr. Tucker	19,213	$0

Option Grants in Last Fiscal Year

The following table sets forth certain information relating to option grants pursuant to the Option Plan in the year ended December 31, 2002 to the individuals named in the Summary Compensation Table above.

	Option Grants in Last Fiscal Year
	Individual Grants

	Number of	% of Total
	Securities	Options	Exercise
	Underlying	Granted to	or Base
	Options	Employees in	Price	Expiration	Grant Date
Name	Granted(1)(2)	Fiscal Year	($/Sh)	Date	Value(3)

Thomas M. Duff	0	0%	$15.24	3/21/13	$0
Clifford J. Christenson	40,000	13.0%	$15.24	3/21/13	$331,600
John R. Hobson	20,000	6.5%	$15.24	3/21/13	$165,800
Keith R. Phillips	25,000	8.1%	$15.24	3/21/13	$207,250
Joseph C. Tucker	20,000	6.5%	$15.24	3/21/13	$165,800

(1)	None of the options granted were options with tandem SARs and no free-standing SARs were granted.

(2)	All options granted to the named executives were granted on March 21, 2002 pursuant to the Option Plan. The options generally become exercisable in 20% increments on March 21, 2003, 2004, 2005, 2006 and 2007. If a Change of Control (as defined in the Option Plan) occurs, these options would immediately become exercisable.

(3)	Based on the Black-Scholes option pricing model. The use of this model should not be construed as an endorsement of its accuracy at valuing options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the actual value realized will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the following assumptions:

Stock price at March 21, 2002	$16.49
Exercise price	$15.24
Expected option term	8 years
Stock price volatility	.470
Dividend yield	1.36%
Risk-free interest rate	3.82%

Year-End Option Values

The following table sets forth certain information as of December 31, 2002 with respect to unexercised options to purchase Wellman Common Stock granted under the Option Plan to the individuals named in the Summary Compensation Table above. No options were exercised in 2002 by such individuals.

	Number of Securities		Value of
	Underlying Unexercised		Unexercised In-the-Money
	Options at Year-End		Options at Year-End

Name	Exercisable	Unexercisable	Unexercisable	Exercisable

Thomas M. Duff	335,960	163,640	$195,426	$130,284
Clifford J. Christenson	248,360	172,240	$112,266	$74,844
John R. Hobson	141,440	89,760	$67,914	$45,276
Keith R. Phillips	138,960	92,640	$61,446	$40,964
Joseph C. Tucker	111,640	79,760	$56,364	$37,576

Equity Compensation Plan Information

	(a)	(b)	(c)

Number of
securities
	Number of	Weighted-	remaining available
	securities to be	average exercise	for future issuance
	issued upon	price of	under equity
	exercise of	outstanding	compensation
	outstanding	options,	plans (excluding
	options, warrants	warrants and	securities reflected
Plan category	and rights	rights	in column (a))

Equity compensation plans approved by security holders	3,665,768	$17.59	1,032,715
Equity compensation plans not approved by security holders	—	—	—

Total	3,665,768	$17.59	1,032,715

Of the 3,665,768 securities to be issued upon exercise of the outstanding options, 2,334,636 were options exercisable at December 31, 2002. For additional information concerning our equity compensation plans, see discussion in Note 11 to our consolidated financial statements, Stockholder’s Equity, on page 48 of our 2002 Annual Report, which is incorporated by reference.

Stock Performance Graph

The following graph compares the five-year cumulative total return for Wellman Common Stock with the Standard & Poor’s (“S&P”) 500 Stock Index and the S&P Midcap 400 Index. Due to the unique nature of its operations, Wellman believes there exists no appropriate or comparable line of business or industry index, nor could one be constructed, which would render a meaningful or accurate performance comparison. Wellman believes that its mix of operations is unique and cannot be compared to major publicly-owned competitors.

	Dec. 97	Dec. 98	Dec. 99	Dec. 00	Dec. 01	Dec. 02

Wellman, Inc.	$100.00	$53.47	$100.44	$78.00	$87.52	$78.15

S&P 500 Index	$100.00	$128.58	$155.63	$141.46	$124.65	$97.10

S&P Mid-Cap 400 Index	$100.00	$119.12	$136.65	$160.57	$159.60	$136.44

The above graph assumes $100 invested on December 31, 1997 in Wellman Common Stock and $100 invested at that time in each of the two indices. The comparison assumes that all dividends are reinvested.

Employment Agreements

Wellman has entered into change of control employment agreements with Messrs. Duff, Christenson, Hobson, Phillips and Tucker, as well as certain other executive officers. These agreements are intended to encourage these executives to remain in Wellman’s employ by providing them with greater security and to reinforce and encourage continued attention and dedication to their duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. A change of control is defined to include the acquisition by any person or group of 20% or more of Wellman’s then outstanding stock, a change in the majority of its Board of Directors or approval of a reorganization, merger or consolidation by Wellman’s stockholders. The investment by Warburg Pincus Equity VIII, L.P. was a change of control, as defined in certain executive officers’ employment agreements, however, these executive officers waived any rights they had under this agreement as a result of the aforementioned investment.

The employment agreements (which include provisions for renewal and for automatic extension upon a change of control) provide for employment as officers of Wellman at base salaries determined by the Board of Directors, plus participation in the executive bonus plan. Provided there has been no change in control, the employment agreements of the executives other than Mr. Duff provide the executive’s employment may be terminated upon 30 days notice. Mr. Duff’s agreement provides that, provided there has been no change in control, his employment may be terminated at any time but that he will be entitled to one year’s compensation in the event of termination other than for cause or disability.

In addition, the executives are eligible to participate in all incentive, savings, retirement and welfare benefit plans applicable to other Wellman executives and shall receive reimbursement for expenses and automobiles. The agreements provide that if the executive is terminated after a change of control, other than for cause, death or disability, or if the executive terminates for good reason (as defined in the agreements), the executive is entitled to receive his salary and bonus through the date of termination and a lump sum severance payment equal to three times the sum of his base salary and annual bonus (and certain other benefits). Further, an additional payment is required in an amount such that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no excise tax under Section 4999 of the Internal Revenue Code had been imposed.

OTHER MATTERS

Management does not know of any matters which will be brought before the Annual Meeting other than those specified in the meeting notice. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the form of proxy, or their substitutes acting thereunder, will vote therein in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Wellman’s officers and directors, and persons who own more than 10% of a registered class of its equity securities (“insiders”), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulation to furnish Wellman with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to Wellman, it believes that during 2002 all Section 16(a) filing requirements applicable to its insiders were complied with.

Form 10-K

A copy of Wellman’s Annual Report on Form 10-K/ A filed with the SEC is available to stockholders without charge upon written request to Dennis Sabourin, Investor Relations Officer, Wellman, Inc., 595 Shrewsbury Avenue, Shrewsbury, New Jersey 07702.

Stockholder Proposals For 2004 Annual Meeting

Under the regulations of the SEC, a record or beneficial owner of shares of Wellman’s Common Stock may submit proposals to be included in the proxy statement on proper subjects for action at the 2004 Annual Meeting of Stockholders. All such proposals must be mailed to the Investor Relations Manager at Wellman at 595 Shrewsbury Avenue, Shrewsbury, New Jersey 07702 and must be received at that address on or before December 31, 2003, in order to be included in the proxy relating to the 2004 Annual Meeting, expected to be held on May 18, 2004. A record or beneficial owner of shares of Wellman’s Common Stock may also submit proposals on proper subjects for action at the 2004 Annual Meeting without including such proposals in the proxy statement for such meeting. Wellman must be notified of such owner’s intention to do this no later than April 20, 2004.

By order of the Board of Directors,

DAVID K. DUFFELL
Secretary

New York, New York

July 8, 2003

WELLMAN, INC.

2003 Annual Meeting
of Stockholders

August 5, 2003, 9:00 a.m.

Oyster Point Hotel

146 Bodman Place
Red Bank, NJ 07701

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Wellman, Inc.

Proxy Solicited on Behalf of the Board of Directors

of the Corporation for Annual Meeting August 5, 2003

     The undersigned hereby appoints THOMAS M. DUFF, CLIFFORD J. CHRISTENSON and DAVID K. DUFFELL, or any one or more of them, attorneys, with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in Wellman, Inc. at the Annual Meeting of its Stockholders to be held August 5, 2003 or at any adjournment thereof.

     The Board of Directors recommends that you instruct the Proxies to vote FOR proposals 1 and 2.

1. ELECTION OF DIRECTORS: ☐ FOR all nominees (Except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction:	To withhold authority to vote for any individual nominee write that nominee’s name in the space provided below.)

James B. Baker	Clifford J. Christenson	Thomas M. Duff	Richard F. Heitmiller	Gerard J. Kerins

James E. Rogers	Marvin O. Schlanger	Roger A. Vandenberg

2.	PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF WELLMAN FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued from other side)

WELLMAN, INC.

2003 Annual Meeting
of Stockholders

August 5, 2003, 9:00 a.m.

Oyster Point Hotel

146 Bodman Place
Red Bank, NJ 07701

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------

    You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

Dated: ......................................................................................, 2003

............................................................................................................

............................................................................................................
Signature(s)

Note: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.

WELLMAN, INC.

2003 Annual Meeting
of Stockholders

August 5, 2003, 9:00 a.m.

Oyster Point Hotel

146 Bodman Place
Red Bank, NJ 07701

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Wellman, Inc.

Proxy Solicited on Behalf of the Board of Directors

of the Corporation for Annual Meeting August 5, 2003

    The undersigned hereby appoints THOMAS M. DUFF, CLIFFORD J. CHRISTENSON and DAVID K. DUFFELL, or any one or more of them, attorneys, with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in Wellman, Inc. at the Annual Meeting of its Stockholders to be held August 5, 2003 or at any adjournment thereof.

    The Board of Directors recommends that you instruct the Proxies to vote FOR proposals 1 and 2.

1. ELECTION OF DIRECTORS: ☐ FOR all nominees (Except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction:	To withhold authority to vote for any individual nominee write that nominee’s name in the space provided below.)

David A. Barr	Oliver M. Goldstein

2.	PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF WELLMAN FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued from other side)

WELLMAN, INC.

2003 Annual Meeting
of Stockholders

August 5, 2003, 9:00 a.m.

Oyster Point Hotel

146 Bodman Place
Red Bank, NJ 07701

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------

    You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

Dated: ......................................................................................, 2003

............................................................................................................

............................................................................................................
Signature(s)

Note: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.